Exhibit 11.0


                    SLADE'S FERRY BANCORP AND SUBSIDIARY
                      COMPUTATION OF PER SHARE EARNINGS
                                 (Unaudited)


                                            Three months ended             Nine months ended
                                               September 30,                 September 30,
                                         -------------------------------------------------------
                                            2003           2002           2003           2002
                                         -------------------------------------------------------

Net Income                               $  699,345     $1,250,997     $1,616,861     $2,089,673
                                         -------------------------------------------------------
Average shares outstanding                3,976,557      3,917,902      3,963,167      3,900,580
                                         -------------------------------------------------------
Basic earnings per share                 $     0.18     $     0.32     $     0.40     $     0.54
                                         -------------------------------------------------------

Net Income                               $  699,345     $1,250,997     $1,616,861     $2,089,673
                                         -------------------------------------------------------
Average shares outstanding                3,976,557      3,917,902      3,963,167      3,900,580
Net effect of dilutive stock options         46,247         26,679         31,344         29,180
                                         -------------------------------------------------------
Adjusted shares outstanding               4,022,804      3,944,581      3,994,511      3,929,760
                                         -------------------------------------------------------
Diluted earnings per share               $     0.17     $     0.32     $     0.41     $     0.53
                                         -------------------------------------------------------


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